Exhibit 99.2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D61671-[TBD] For Against Abstain ! ! ! ! ! ! ! ! ! RELIANT BANCORP, INC. 1736 CAROTHERS PKWY., SUITE 100 BRENTWOOD, TN 37027-8167 VOTE BY INTERNET - www.proxyvote.com Shareholders may use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, the day before the cut-off date or meeting date. Shareholders should have their proxy cards in hand when they access the web site and should follow the instructions to obtain their records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If shareholders would like to reduce the costs incurred by the company in mailing proxy materials, shareholders can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. Shareholders may sign up for electronic delivery by following the instructions above to vote using the Internet and, when prompted, shareholders should agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Shareholders may use any touch-tone telephone to transmit voting instructions up until 11:59 p.m., Eastern Time, the day before the cut-off date or meeting date. Shareholders should have their proxy cards in hand when they call and then follow the instructions. VOTE BY MAIL Mark, sign and date this proxy card and return it in the postage-paid envelope the company has provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 3. Adjournment Proposal. To adjourn the special meeting of Reliant shareholders, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the merger agreement or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to holders of Reliant common stock. 1. Merger Proposal. To approve the Agreement and Plan of Merger, dated July 14, 2021, as it may be amended from time to time, by and between United Community Banks, Inc., a Georgia corporation, and Reliant Bancorp, Inc., a Tennessee corporation (“Reliant”) (the “merger agreement”). 2. Compensation Proposal. To approve, on an advisory (non-binding) basis, certain compensation arrangements for Reliant’s named executive officers in connection with the merger contemplated by the merger agreement. The Board of Directors recommends shareholders vote "FOR" Items 1, 2, and 3. Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. RELIANT BANCORP, INC.

D61672-[TBD] Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders: The Proxy Materials are available at www.proxyvote.com. RELIANT BANCORP, INC. Special Meeting of Shareholders December 8, 2021, 5:00 p.m., Central Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) DeVan D. Ard, Jr., the Chairman and Chief Executive Officer of Reliant Bancorp, Inc. ("Reliant"), and Gerald ("Jerry") Cooksey, Jr., the Chief Financial Officer of Reliant, as proxies. This appointment applies to each of them separately, allows them to appoint substitutes as needed, and allows them to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Reliant that the shareholder(s) is/are entitled to vote at the special meeting of Reliant shareholders to be held at 5:00 p.m., Central Time, on December 8, 2021, at Reliant's offices located at 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, and at any adjournment or postponement of the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side